EXHIBIT 11


                                TSI Incorporated
                        Computation of Per Share Earnings


                                      Three Months Ended             Six Months Ended
                                         September 30                  September 30
                                    1999             1998         1999             1998
                                    ---------------------         ---------------------
BASIC
Weighted average common
 shares outstanding             11,293,630     11,385,895     11,238,138     11,398,859
                               -----------    -----------    -----------    -----------

Net Earnings                   $ 2,675,593    $ 2,356,057    $ 5,011,738    $ 3,478,007
                               -----------    -----------    -----------    -----------

Basic earnings per common
 share                         $       .24    $       .21    $       .45    $       .31
                               ===========    ===========    ===========    ===========

DILUTED

Weighted average common
 shares outstanding             11,293,630     11,385,894     11,238,138     11,398,859
                               -----------    -----------    -----------    -----------

Dilutive effect of employee
 stock options and purchase
 awards--based on the
 treasury stock method             337,796        167,081        281,864        175,093
                               -----------    -----------    -----------    -----------

Weighted average common
 shares outstanding and
 dilutive shares                11,631,426     11,552,975     11,520,002     11,573,952
                               -----------    -----------    -----------    -----------

Net Earnings                   $ 2,675,593    $ 2,356,057    $ 5,011,738    $ 3,478,007
                               -----------    -----------    -----------    -----------

Diluted earnings per common
 share                         $       .23    $       .20    $       .44    $       .30
                               ===========    ===========    ===========    ===========

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